Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of SuRo Capital Corp. and subsidiaries (the “Company”) on Form N-2 (File No. 333-239681) and in the Registration Statement on Form S-8 (File No. 814-00852) of the Company (collectively, the “Registration Statements”) of our report dated March 16, 2023, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the period ended December 31, 2022, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (the “Form 10-K”). We also consent to the reference to us under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K.

We consent to the incorporation by reference in the Registration Statements of our report dated March 16, 2023, relating to the financial information set forth under the heading “senior Securities” in part II, item 5 of the Form 10-K, which report is included as an exhibit to the Form 10-K.

/s/ Marcum llp

Marcum llp

San Francisco

March 16, 2023